Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Fortunato Villamagna, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the quarterly report on Form 10-Q of Sierra Ventures, Inc. for the period ended November 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Sierra Ventures, Inc.

Dated: January 13, 2010

/s/ Fortunato Villamagna
Fortunato Villamagna
Secretary and Chief Financial Officer
(Principal Financial Officer and Principal
Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Sierra Ventures, Inc. and will be retained by Sierra Ventures, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.